Exhibit 10.1

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of March 5, 2009, is made and entered into by and among DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”) and U.S. Bank National Association, a national banking association, as a Buyer (“U.S. Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”) and as replacement Syndication Agent (in such capacity, the “Syndication Agent”).

RECITALS:

A. The Seller, U.S. Bank, the Administrative Agent, the Syndication Agent and the other buyers party thereto (together with U.S. Bank, collectively, the “Buyers”) are parties to that certain Master Repurchase Agreement, dated as of March 27, 2008 (the “Repurchase Agreement”).

B. Each of the Buyers, except for U.S. Bank (the “Exiting Buyers”), has executed an Assignment and Assumption in the form of Exhibit F to the Repurchase Agreement, dated concurrently herewith (each, an “Assignment”), pursuant to which, among other things, such Exiting Buyer has, subject to its receipt of agreed consideration, agreed to assign to U.S. Bank, and U.S. Bank has agreed to purchase, all of such Exiting Buyer’s rights and obligations as a Buyer under the Repurchase Agreement.

C. The Seller, U.S. Bank and JPM each desire that U.S. Bank replace JPM as the “Syndication Agent” under the Repurchase Agreement.

D. The Seller, U.S. Bank and JPM desire to amend the Repurchase Agreement as provided herein.

AGREEMENT:

In consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Exiting Buyers; Replacement of Syndication Agent.

2.1 Purchase of Exiting Buyer’s Interests. Upon the effectiveness of this Amendment, U.S. Bank agrees to, in accordance with the Assignments, purchase and assume each Exiting Buyer’s rights and obligations in its capacity as a Buyer under the Repurchase Agreement. The Seller and the Syndication Agent each hereby consent to the transactions described in each Assignment. The parties agree that any notice or minimum assignment requirements, and recordation and processing fees, described in the Repurchase Agreement shall not apply to the transaction described in each Assignment.

2.2 Replacement of Syndication Agent. The parties acknowledge and agree that, pursuant to its Assignment, JPMorgan Bank, National Association has resigned as “Syndication Agent” under the Repurchase Agreement. U.S. Bank is hereby appointed as replacement Syndication Agent under the Repurchase Agreement and is vested with all rights and obligations of the Syndication Agent as if originally named as such.

Section 3. Amendments.

3.1 Definitions.

(a) Section 1.2 of the Repurchase Agreement is hereby amended by deleting the definitions of “Agency-eligible Non-owner Occupied Loan”, “Agency-eligible Non-Owner Occupied Loans Sublimit”, “Alt-A Agency Loan”, “Alt-A Non-Agency Loan”, “HELOC”, “HELOC Draw”, “JPM”, “Piggyback Loan”, “Second Lien Loan”, “Second Lien Loan/HELOC Sublimit” and “Unfunded HELOC Commitment”.

(b) Section 1.2 of the Repurchase Agreement is hereby amended by adding, in the appropriate alphabetical order, the following definitions of “Additional Covenant”, “Additional Pricing Term”, “MIP Mortgage Loan”, “MIP Mortgage Loan Sublimit” and “Syndication Agent”:

“Additional Covenant” means any affirmative or negative covenant, or other agreement, term or condition relating to the Seller or any Subsidiary, contained in any mortgage loan repurchase or warehouse loan transaction to which any of the Buyers is not a party and which is more restrictive on the Seller or such Subsidiary or more beneficial to the lender or buyer, as the case may be, under such agreement than the covenants, agreements, terms and conditions relating to the Seller and its Subsidiaries contained in this Agreement.

“Additional Pricing Term” means any pricing agreement, term or condition contained in any mortgage loan repurchase or warehouse loan transaction to which any of the Buyers is not a party and which is more favorable to the lender or the buyer, as the case may be, under such agreement than the pricing agreements, terms and conditions contained in this Agreement.

“MIP Mortgage Loan” means a first priority Single-family residential Mortgage Loan that (i) is (a) FHA insured, (b) VA guaranteed, (c) guaranteed or provided under the USDA Rural Development program or (d) is made in conjunction with a bond program and (ii) includes a mortgage insurance premium or other similar mortgage insurance obligations in the principal amount of such Mortgage Loan.

“MIP Mortgage Loan Sublimit” is defined in the table in Section 4.2.

“Syndication Agent” is defined above.

(c) The definitions of “Buyer”, “Buyers’ Margin Percentage”, “LIBOR Margin”, “LIBOR Rate”, “Liquidity”, “Permitted Encumbrances”, “Purchased Loans”, and “Termination Date” contained in Section 1.2 of the Repurchase Agreement are amended to read in their entireties as follows:

“Buyer” means each of U.S. Bank and such other Persons, if any, as from time to time with the consent of the other parties to this Agreement shall be a party to this Agreement as a buyer. Persons who are currently Buyers on any day shall be listed as Buyers in Schedule BC in effect for that day.

“Buyers’ Margin Percentage” means:

(i) for all Purchased Loans except Jumbo Mortgage Loans, MIP Mortgage Loans and Super Jumbo Mortgage Loans, ninety-eight percent (98%);

(ii) for Jumbo Mortgage Loans, ninety-five percent (95%);

(iii) for MIP Mortgage Loans, ninety-five percent (95%); and

(iv) for Super Jumbo Mortgage Loans, ninety-three percent (93%);

provided that Buyer’s Margin Percentage that is otherwise in effect from time to time will decrease by five (5) percentage points for each 15 day period a Purchased Loan remains part of an Open Transaction, beginning with the 60th day after the Purchase Date for such Purchased Loan. For purposes of clarity the following example applies: a Conforming Mortgage Loan with an initial Buyers’ Margin Percentage of 98% will on the 60th day, have a reduced Buyer’s Margin Percentage of 93% and on the 75th day will have a reduced Buyer’s Margin Percentage of 88%, and so on until it is no longer an Eligible Loan; and provided further, that if a Purchased Loan qualifies for more than one Buyer’s Margin Percentage, the lowest Buyer’s Margin Percentage shall apply.

“LIBOR Margin” means 2.25% (or, with respect to that portion of the aggregate Purchase Price of Purchased Loans that, as of any date of determination, exceeds $75,000,000, 3.00%).

“LIBOR Rate” on any Determination Date, the greater of (i) the average offered rate for deposits in United States dollars having a maturity of one month (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on such Determination Date which appears on the Reuters Screen, LIBOR01 Page, or any successor thereto as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date of determination, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, or the rate for such deposits determined by the Administrative Agent at such time based on such other published service of general application as shall be selected by the Administrative Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Administrative Agent may determine the rate based on rates at which United States dollar deposits having a maturity of one month are offered to the Administrative Agent in the interbank LIBOR market at such time for delivery in immediately available funds on such date of determination in an amount equal to $1,000,000 (round upward, if necessary, to the nearest 1/16 of 1%); or (ii) 1.50%.

“Liquidity” means as of any date of determination, (a) the Seller’s unencumbered and unrestricted cash and Cash Equivalents plus, (b) the sum of the unused revolving availability under this Agreement. For purposes of this definition and as of any date of determination, the unused revolving availability shall be calculated as the amount by which the aggregate Purchase Value of all Purchased Mortgage Loans at the relevant date of determination exceeds the Aggregate Outstanding Purchase Price.

“Maximum Aggregate Commitment” means, as of any day, the maximum Aggregate Outstanding Purchase Price that is allowed to be outstanding under this Agreement on such day, being the amount set forth in Schedule BC in effect for that day. If and when some or all of the Buyers then party to this Agreement agree in writing to increase their Committed Sums, or if a new Buyer or Buyers joins the syndicate of Buyers, or if there is both such an increase and a new Buyer’s joinder, the Administrative Agent shall execute an updated Schedule BC reflecting the new Maximum Aggregate Commitment and deliver it to the Seller and the Buyers, and that updated Schedule BC shall thereupon be substituted for and supersede the prior Schedule BC.

“Permitted Encumbrances” means, in respect of the Mortgaged Premises securing a Purchased Loan, (i) tax Liens for real property taxes and government-improvement assessments that are not delinquent; (ii) easements and restrictions that do not materially and adversely affect the title to or marketability of such Mortgaged Premises or prohibit or interfere with the use of such Mortgaged Premises as a one-to-four family residential dwelling; (iii) reservations as to oil, gas or mineral rights, provided such rights do not include the right to remove buildings or other material improvements on or near the surface of such Mortgaged Premises or to mine or drill on the surface thereof or otherwise enter the surface for purposes of mining, drilling or exploring for, or producing, transporting or otherwise handling oil, gas or other minerals of any kind; (iv) agreements for the installation, maintenance or repair of public utilities, provided such agreements do not create or evidence Liens on such Mortgaged Premises or authorize or permit any Person to file or acquire claims of Liens against such Mortgaged Premises; and (v) such other exceptions (if any) as are acceptable under relevant Agency guidelines; provided that any encumbrance that is not permitted pursuant to the standards of any relevant Investor Commitment by which the subject Purchased Loan is covered shall not be a Permitted Encumbrance.

“Purchased Loans” means the Eligible Loans sold by the Seller to the Buyers in Transactions, and any Eligible Loans substituted therefor in accordance with Section 11. The term “Purchased Loans” with respect to any Transaction at any time shall also include Additional Purchased Loans delivered pursuant to Section 6.1.

“Termination Date” means the earlier of (i) March 4, 2010, or (ii) the date (the “Commitments Cancellation Date”) when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

3.2 Amendments Regarding Changes to Parties.

(a) The preamble of the Repurchase Agreement is amended and restated in its entirety to read as follows:

THIS MASTER REPURCHASE AGREEMENT is made and entered into as of March 27, 2008 by and between DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”), the Buyers (as defined in Section 1.2) party hereto and U.S. Bank National Association, a national banking association, as a Buyer (in such capacity “U.S. Bank”) and as administrative agent for itself as a Buyer and the other Buyers (in such capacity, the “Administrative Agent”) and as the Syndication Agent for itself as a Buyer and the other Buyers (in such capacity, the “Syndication Agent”).

(b) Sections 3.7 and 3.8 are amended by replacing all references to the clause “Syndication Agent” with the clause “JPMorgan Chase Bank, National Association” as they appear therein.

(c) The introductory clause of Section 22.8 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

22.8 Buyers’ Acknowledgment. Each Buyer other than U.S. Bank hereby acknowledges that U.S. Bank has made no representations or warranties with respect to any Purchased Loan other than as expressly set forth in this Agreement and that U.S. Bank shall have no responsibility (in its capacity as a Buyer, the Administrative Agent, the Syndication Agent or any other capacity or role) for:

(d) Section 22.19 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

22.19 The Administrative Agent, the Syndication Agent and the Buyers are the Only Beneficiaries of this Section. Other than the provisions of Sections 22.9 and 22.18, this Section is intended to bind and benefit only U.S. Bank, the Administrative Agent, the Syndication Agent and the other Buyers, if any, and does not benefit and shall not be enforceable by the Seller or any other Person whatsoever.

(e) The notice information following the introductory clause of Section 23 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

If to the Seller:

DHI Mortgage Company, Ltd.

12357 Riata Trace Parkway, Suite C150

Austin, Texas 78727

Attention: Mark Winter

Telephone: (512) 533-1390

Fax: (866) 699-0335

email: mwinter@dhimortgage.com

With a copy to:

D.R. Horton, Inc.

301 Commerce Street, Suite 500

Fort Worth, Texas 76102

Attn: Ted Harbour or Jeff Tebeaux

Telephone: 817-390-8200

If to U.S. Bank as a Buyer, the Administrative Agent or the Syndication Agent:

U.S. Bank National Association

800 Nicollet Mall

Mail Station: BC-MN-H03B

Minneapolis, MN 55402

Attention: Edwin Jenkins

Telephone: (612) 303-3582

Fax: (612) 303-2253

email: edwin.jenkins@usbank.com

If to the other Buyers, at the addresses shown on Schedule 23.

(f) Exhibit A to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit A to this Amendment, which is substituted as Exhibit A to the Repurchase Agreement.

(g) Schedule BC to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit B to this Amendment, which is substituted as Schedule BC to the Repurchase Agreement.

(h) Schedule 23 to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit C to this Amendment, which is substituted as Schedule 23 to the Repurchase Agreement.

3.3 Deletion of Accordion Feature. Section 2.3 of the Repurchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

Section 2.3 [Reserved].

3.4 Facility Fee. Section 9.1 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

9.1 Facility Fee. The Seller agrees to pay to the Administrative Agent (for Pro Rata distribution to the Buyers) a facility fee (the “Facility Fee”) in an amount equal to one-fourth of one percent (0.25%) per annum of the Maximum Aggregate Commitment for the period from the Effective Date until the date this Agreement terminates in accordance with its terms for each calendar month or portion thereof from the Effective Date until the date this Agreement terminates in accordance with its terms. The Facility Fee shall be payable monthly in arrears and shall be due no later than two (2) Business Days after the Administrative Agent bills the Seller therefor. If the Maximum Aggregate Commitment shall be increased or decreased from time to time either pursuant to a provision of this Agreement or by separate agreement between the Buyers and the Seller

(excluding, however, any change occurring as a result of or following the occurrence of a Default or an Event of Default, in respect of which no adjustment of the Facility Fee shall be required), the amount of the Facility Fee shall be adjusted as of the date of such change. The Facility Fee is compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and is not compensation for the use or forbearance or detention of money. Each calculation by the Administrative Agent of the amount of the Facility Fee shall be conclusive and binding absent manifest error.

3.5 Sublimits. Section 4.2(c) of the Repurchase Agreement is amended and restated in its entirety to read as follows:

(c) The Aggregate Outstanding Purchase Price of all Purchased Loans that are of the type listed in the first column of the following table shall not exceed the percentage of the Maximum Aggregate Commitment listed in the second column of the table (the name of that Sublimit is set forth in the third column):

Type of Purchased Loan	Maximum percentage of Maximum Aggregate Commitment		Name of Sublimit
Jumbo Mortgage Loans	10	%*	“Jumbo Mortgage Loans Sublimit”
Super Jumbo Mortgage Loans	5	%*	“Super Jumbo Mortgage Loans Sublimit”
Agency-eligible Forty Year Loans	5%		“Agency-eligible Forty Year Loans Sublimit”
MIP Mortgage Loans	5%		“MIP Mortgage Loan Sublimit”

*	Notwithstanding the Sublimits set forth in the table above in the column “Maximum Aggregate Commitment” the Aggregate Outstanding Purchase Price outstanding for all Jumbo and Super Jumbo Mortgage Loans shall not at any time exceed ten percent (10.0%) of the Maximum Aggregate Commitment.

3.6 Other Reports. Section 16.5(b) of the Repurchase Agreement is amended and restated in its entirety to read as follows:

(b) [Reserved.]

3.7 Maintain Lien on Mortgaged Premises. Section 16.13 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

16.13 Maintain Lien on Mortgaged Premises. The Seller will maintain the Lien on the Mortgaged Premises securing each Purchased Loan as a first Lien, subject only to the Permitted Encumbrances.

3.8 Distributions. Section 17.11 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

17.11 Distributions. The Seller shall make no payment of dividends or distributions on account of any ownership interests in the Seller; provided, that Seller shall be permitted to make dividends or distributions on account of ownership interests in the Seller owned by its partners, including the Parent, solely on account of tax liabilities resulting from the operations of the Seller in an amount in any one fiscal year not to exceed thirty-five percent (35%) of the Seller’s pre-tax income for such fiscal year that is imputed to its partners, including the Parent.

3.9 Tangible Net Worth. Section 17.12 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

17.12 Tangible Net Worth. At all times, the Seller’s Consolidated Tangible Net Worth shall not be less than $150,000,000.

3.10 Tangible Net Worth Ratio. Section 17.13 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

17.13 Tangible Net Worth Ratio. At all times, the ratio of (i) the sum of GAAP Indebtedness and Contingent Indebtedness to (ii) the Seller’s Consolidated Tangible Net Worth shall not be more than 8.0 to 1.0.

3.11 Net Income. Section 17.14 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

17.14 [Reserved].

3.12 Liquidity. Section 17.15 of the Repurchase Agreement is amended and restated in its entirety to read as follows:

17.15 Liquidity. Seller’s Liquidity shall at all times be no less than $60,000,000.

3.13 Most Favored Buyer Status. Section 17 of the Repurchase Agreement is amended by adding the following new Section 17.18 at the end thereof:

17.18 Most Favored Buyer Status. The Seller will not enter into, amend or assume any mortgage loan repurchase or warehouse loan transaction to which any of the Buyers is not a party, if such agreement includes (or, in the case of an amendment, will thereafter include) one or more Additional Covenants or Additional Pricing Terms, unless, concurrently with the consummation of such transaction, this Agreement shall have been amended to include such Additional Covenants or Additional Pricing Terms.

3.14 Deletion of HELOC Draw Replacement. Section 18.4 of the Repurchase Agreement is amended by deleting the second sentence thereof in its entirety.

3.15 Aging Disqualifiers. Schedule DQ to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit D to this Amendment, which is substituted as Schedule DQ to the Repurchase Agreement.

3.16 Eligible Loans. Schedule EL to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit E to this Amendment, which is substituted as Schedule EL to the Repurchase Agreement.

3.17 Purchased Loans; Special Representations and Warranties.

(a) Paragraph (l) of Schedule 15.3 to the Repurchase Agreement is amended by deleting the phrase “(or, in the case of a second lien Loan, second priority)” where it appears therein.

(b) Paragraph (x)(9) of Schedule 15.3 to the Repurchase Agreement is amended by deleting the phrase “, or if applicable a second Lien,” where it appears therein.

(c) Paragraph (x) of Schedule 15.3 to the Repurchase Agreement is amended by deleting the phrase “, other than a HELOC,” where it appears therein.

Section 4. Conditions Precedent. This Amendment shall become effective as of the date first above written upon delivery by the Seller of, and compliance by the Seller with, the following:

(a) this Amendment duly executed by the Seller, U.S. Bank and, the Syndication Agent;

(b) an Assignment for each Exiting Buyer duly executed by such Exiting Buyer; and

(c) original resolutions of the Seller’s general partner’s board of directors, certified as of the date of this Amendment by the Seller’s general partner’s corporate secretary or assistant secretary or other authorized officer, authorizing the execution, delivery and performance by the Seller of this Amendment and all other documents and instruments to be delivered by the Seller pursuant to this Amendment (the “Amendment Documents”);

(d) a certificate of the Seller’s general partner’s corporate secretary or assistant secretary or other authorized officer as to (i) the incumbency of the officers of the Seller executing this Agreement and all other Amendment Documents executed or to be executed by or on behalf of the Seller and (ii) the authenticity of their signatures, and specimens of their signatures shall be included in such certificate or set forth on an exhibit attached to it (the Administrative Agent, the Buyers and the Custodian shall be entitled to rely on that certificate until the Seller has furnished a new certificate to the Administrative Agent);

(e) an Amended and Restated Agency Fee Letter in a form acceptable to the Agent; and

(f) such other documents as U.S. Bank may reasonably request.

Section 5. Miscellaneous.

5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2 Seller Representations and Warranties. The Seller hereby represents and warrants that the representations and warranties set forth in Section 15 of the Repurchase Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof.

5.3 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.4 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, are hereby amended so that any reference in such Repurchase Documents to the Repurchase Agreement shall mean a reference to the Repurchase Agreement as amended and modified hereby.

5.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Seller, the Buyers, the Administrative Agent and the Syndication Agent and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.

5.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The next page is the signature page.]

In witness whereof the parties have caused this First Amendment to Master Repurchase Agreement to be executed as of the date first set forth above.

The Seller:

DHI MORTGAGE COMPANY, LTD.
By:	DHI Mortgage Company GP, Inc., its general partner

By:	/s/ MARK C. WINTER
Name:	Mark C. Winter
Title:	CFO/EVP

The Buyer, the Administrative Agent and the replacement Syndication Agent:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ EDWIN D. JENKINS
Name:	Edwin D. Jenkins
Title:	Senior Vice President

[Signature Page to First Amendment to Master Repurchase Agreement]

EXHIBIT A

EXHIBIT A

to Master Repurchase Agreement

FORM OF REQUEST/CONFIRMATION

To:	From:

U.S. Bank National Association, Administrative Agent	DHI Mortgage Company, Ltd.
800 Nicollet Mall	12357 Riata Trace Parkway
Mortgage Banking Services BC-MN-H03B	Suite C-150
Minneapolis, MN 55402	Austin, TX 78727
Attention: Brian Watson	Attention: Lisa Price
Phone: 612-303-3543	Phone: 512-533-1382
Fax: 612-303-2255	Fax: 866-699-0331
Email: Brian.Watson@usbank.com	email: LPrice@dhimortgage.com

Please refer to the Master Repurchase Agreement dated March 27, 2008 among DHI Mortgage Company, Ltd. (the “Seller”), U.S. Bank National Association (“U.S. Bank”), as a Buyer, the Administrative Agent and the Syndication Agent, and such other buyers party thereto (such other buyers, if any, together with U.S. Bank are herein referred to as the “Buyers”) which, as it may have been or may hereafter be supplemented, amended or restated from time to time, is herein called the “Current Repurchase Agreement”. Any term defined in the Current Repurchase Agreement and used in this request shall have the meaning given to it in the Current Repurchase Agreement.

The Seller currently qualifies under the Current Repurchase Agreement for, and hereby requests, purchases as set forth below (the “Requested Purchases”) to be made on the following Purchase Date:                     , 20     (which must be a Business Day).

The Pricing Rates for this Transaction shall be determined from time to time in accordance with the definition of that term in the Current Repurchase Agreement and the provisions of Section 5 of the Current Repurchase Agreement.

	Prime Rate	LIBOR Rate	Balance Funded Rate
Previous Day Aggregate Outstanding Purchase Price
Purchase Price To Be Advanced
Repurchase Price To Be Paid
Syndication Settlement Amount
Aggregate Outstanding Purchase Price

The Buyers’ Margin Percentage, as specified in the definition of that term in the Current Repurchase Agreement, is:

(i) for all Purchased Loans except Jumbo Mortgage Loans, MIP Mortgage Loans and Super Jumbo Mortgage Loans, ninety-eight percent (98%);

(ii) for Jumbo Mortgage Loans, ninety-five percent (95%);

(ii) for MIP Mortgage Loans, ninety-five percent (95%); and

(iv) for Super Jumbo Mortgage Loans, ninety-three percent (93%),

provided further that Buyer’s Margin Percentage that is otherwise in effect will decrease by five (5) percentage points for each 15 day period a Purchased Loan remains part of an Open Transaction, beginning with the 60th day after the Purchase Date for such Purchased Loan. For purposes of clarity the following example applies: A Conforming Mortgage Loan with an initial Buyers’ Margin Percentage of 95% will on the 60th day, have a reduced Buyer’s Margin Percentage of 90% and on the 75th day will have a reduced Buyer’s Margin Percentage of 85%, and so on until it is no longer an Eligible Loan; and provided further, that if a Purchased Mortgage Loan qualifies for more than one Buyer’s Margin Percentage, the lowest Buyer’s Margin Percentage shall apply.

After the Requested Purchases, the Aggregate Outstanding Purchase Price will not exceed the Maximum Aggregate Commitment.

The Seller has delivered today multiple Mortgage Loan Transmission Files. All Loans listed in such Mortgage Loan Transmission Files are Eligible Loans. For each of the Mortgage Loans listed on the Mortgage Loan Transmission Files submitted in connection with this Request/Confirmation:

(a) the Basic Papers have been or will be executed and delivered by all appropriate Persons.

(b) the Seller is electronically communicating to the Custodian a complete Mortgage Loan Transmission File, and the information stated for such Mortgage Loan in such standard Mortgage Loan Transmission File is correct and complete in accordance with the Record Layout, as defined and provided for in (and attached as an exhibit to) the Custody Agreement.

(c) such Mortgage Loan has been (or will be) originated, closed, funded and (if applicable) negotiated and assigned to the Seller.

(d) for each such Mortgage Loan being offered a Dry Loan, the Basic Papers are being concurrently delivered to the Custodian.

(e) for each Mortgage Loan being offered as a Wet Loan, the complete File for such Mortgage Loan, including all Basic Papers and all Supplemental Papers, is or will be in the possession of either that Mortgage Loan’s closer, the Seller or the Servicer or Subservicer for that Mortgage Loan, its Basic Papers are in the process of being delivered to the Custodian and such Basic Papers will be delivered to the Custodian on or before seven (7) Business Days after the Purchase Date specified above.

Pursuant to the terms of the Custody Agreement and acknowledging and agreeing that new value, as that term is used in the New York Uniform Commercial Code, has been given in reliance thereon, the Seller hereby sells, negotiates and transfers to the Buyers the Mortgage Loans listed on the attached Schedule of Mortgage Loans. The Seller acknowledges that the Administrative Agent and the Buyers will rely on the truth of each statement in this Request/Confirmation and such Mortgage Loan Transmission File in purchasing such Purchased Loans referred to herein.

The Purchase Prices for the Purchased Loans referred to herein should be deposited in the Funding Account for payment as set forth on the instructions in the Mortgage Loan Transmission File or such other account as indicated by the Seller.

No Default has occurred under the Repurchase Documents that has not been cured by the Seller or declared in writing by the Administrative Agent to have been waived, and no Event of Default has occurred under the Repurchase Documents that the Administrative Agent has not declared in writing to have been cured or waived. There has been no material adverse change in any of the Central Elements in respect of the Seller or any of its Subsidiaries since the date of the Seller’s most recent annual audited Financial Statements that have been delivered to the Administrative Agent and the Buyers.

All items that the Seller is required to furnish to the Buyers, the Administrative Agent or the Custodian in connection with the Requested Purchases and otherwise have been delivered, or will be delivered before the Purchase Date specified above, in all respects as required by the Current Repurchase Agreement and the other Repurchase Documents. All documentation described or referred to in the Mortgage Loan Transmission File submitted to the Administrative Agent with this Request/Confirmation conform in all respects with all applicable requirements of the Current Repurchase Agreement and the other Repurchase Documents.

The Seller hereby warrants and represents to the Buyers and the Administrative Agent that none of the Purchased Loans (including, but not limited to, Purchased Loans described or referred to in this request) has been sold to any Person other than the Buyers, is pledged to any Person other than Administrative Agent, for the benefit of itself and the Buyers, or supports any borrowing or repurchase agreement funding other than purchases under the Current Repurchase Agreement.

The undersigned officer hereby certifies that all of the Seller’s representations and warranties (a) in the Current Repurchase Agreement and all of the other Repurchase Documents (except only to the extent that (i) such a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have been changed by transactions or conditions contemplated or expressly permitted by the Repurchase Documents) and (b) in this request, are true and correct on the date of this request; and that the Seller qualifies for the Requested Purchases.

DHI Mortgage Company, Ltd. By: DHI Mortgage Company GP, Inc. Its General Partner

By:
Name:
Title:

EXHIBIT B

SCHEDULE BC

to Master Repurchase Agreement

The Buyers’ Committed Sums

(in dollars)

Buyer	Committed Sum
U.S. Bank National Association	$75,000,000 (or, on the last five Business Days of any fiscal quarter of the Seller and the first seven Business Days of the following fiscal quarter, 100,000,000)

B-1

EXHIBIT C

SCHEDULE 23

to Master Repurchase Agreement

Buyers’ Addresses for Notice

As of March 5, 2009

Edwin Jenkins

U.S. Bank National Association

800 Nicollet Mall – BC-MN-H03B

Minneapolis, MN 55402-7020

Tel:	(612) 303-3582
Fax:	(612) 303-2253
edwin.jenkins@usbank.com

Company Contacts:

Mark Winter / Lisa Price

DHI Mortgage

12554 Riata Trace Parkway

Austin,Texas 78727

Tel:	(512) 533-1390 / 1382
Fax:	(866) 699-0335
mwinter@drhorton.com

Jeff Tebeaux

D.R. Horton, Inc.

301 Commerce Street, Suite 500

Ft. Worth, TX 76102

Tel:	(817) 390-8371
Fax:	(469) 522-8453
jtebeaux@drhorton.com

C-1

EXHIBIT D

SCHEDULE DQ

to Master Repurchase Agreement

DISQUALIFIERS

“Disqualifier” means any of the following events; after the occurrence of any Disqualifier, unless the Administrative Agent shall have waived it, or declared it cured, in writing, the Market Value of the affected Purchased Loan shall be deemed to be zero, and the Administrative Agent shall be deemed to have marked such Purchased Loan to market:

1. Any event occurs, or is discovered to have occurred, after which the affected Purchased Loan fails to satisfy any element of the definition of “Eligible Loan”.

2. In respect of any Purchased Loan, for any reason whatsoever any of the Seller’s special representations concerning Purchased Loans set forth in Section 15.3 applicable to that type of Purchased Loan shall become untrue, or shall be discovered to be untrue, in any respect that is material to the value or collectability of that Purchased Loan, considered either by itself or together with other Purchased Loans.

3. Any Purchased Loan shall become In Default.

4. Seven (7) Business Days shall have elapsed after the Purchase Date upon which a Wet Loan has been sold to the Buyers without all of the Wet Loan’s Basic Papers having been received by the Custodian.

5. For any Purchased Loan, any Basic Paper shall have been sent to the Seller or its designee for correction, collection or other action and shall not have been returned to the Custodian on or before nineteen (19) days after it was so sent to the Seller.

6. Any Purchased Loan shall be assumed by (or otherwise become the liability) of, or the real property securing it shall become owned by, any corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless payment in full of such Purchased Loan is guaranteed by a natural person. The Administrative Agent, the Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loans have been so assumed by (or otherwise become the liability of) such a Person except as otherwise specified by written notice(s) to the Custodian.

8. Any Purchased Loan shall be assumed by (or otherwise become the liability of), or the real property securing it shall become owned by, an Affiliate of the Seller or any of the Seller’s or its Affiliates’ directors, managers, members or officers. The Administrative Agent, the Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loans have been so assumed by (or otherwise become the liability of) such a Person except as otherwise specified by written notice(s) to the Custodian.

9. Any Purchased Loan shipped to an Approved Investor shall not be paid for or returned to the Custodian or the Administrative Agent (whichever shipped it) on or before forty-five (45) days after it is shipped.

D-1

10. More than ninety (90) days shall have elapsed since the Purchase Date of a Conforming Mortgage Loan, a MIP Mortgage Loan or an Agency-eligible Forty Year Loan.

11. More than sixty (60) days shall have elapsed since the Purchase Date of a Jumbo Mortgage Loan or a Super Jumbo Mortgage Loan.

12. More than one hundred twenty (120) days shall have elapsed since the Purchase Date of any Mortgage Loan made in conjunction with a bond program.

13. Any Purchased Loan that is shipped to the Seller for correction of one or more Basic Papers when the Purchase Value of all Purchased Loans so shipped to the Seller exceeds $10,000,000.

14. Any Purchased Loan is listed on a Custodian’s Exception Report and the Administrative Agent has not exercised its discretion to exclude such Purchased Loan from this list of Disqualifiers under Section 22.5(a) (for avoidance of doubt, this means a Purchased Loan is subject to discrepancies, inconsistencies or has documents that are incomplete).

D-2

EXHIBIT E

SCHEDULE EL

TO Master Repurchase Agreement

ELIGIBLE LOANS

“Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans with original terms to stated maturities of thirty (30) years or less (except for Agency-eligible Forty Year Loans) and that satisfy all applicable requirements of this Agreement for Conforming Mortgage Loans and shall also mean Single-family Loans that are Agency-eligible Forty Year Loans, Jumbo Mortgage Loans, MIP Mortgage Loans and Super Jumbo Mortgage Loans that otherwise meet all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. It must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:

(1) If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit.

(2) That does not satisfy the Seller’s Underwriting Guidelines for a Single-Family Loan in all material respects.

(3) That contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security.

(4) If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person.

(5) If any of its owner-mortgagors is an Affiliate of the Seller or any of the Seller’s or any such Affiliate’s directors, members, managers or officers.

(6) Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy.

(7) That is a construction, rehabilitation or commercial loan. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.

(8) Unless the Mortgage Loan is a Conforming Mortgage Loan, such Loan is not (i) subject to a Hedge Agreement, (ii) eligible for purchase by an Agency or (iii) eligible for purchase by two Approved Investors.

(9) [Reserved].

(10) That was originated more than thirty (30) days before its Purchase Date.

(11) That is In Default or ever was In Default.

(12) That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such Mortgage Loan is deemed to be an “option ARM”, “negative amortization” or “graduated payment” loan. The Administrative Agent, the Buyers and the Custodian may rely on the Seller’s representation and warranty that any Mortgage Loan duly sold to the Buyers amortizes over time.

(13) In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.

(14) That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32) or any similar state or local Law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (1) has been defined as “high cost”, “high risk”, “predatory”, “covered”, “threshold” or a similar term under any such applicable federal, state or local law, (2) has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (3) by the terms of such Law exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Administrative Agent to regulatory action or enforcement proceedings, penalties or other sanctions. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.

(15) That the Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without the Seller’s having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person; provided that this provision shall not be construed or applied to disqualify a Purchased Loan simply because it was purchased by the Seller out of a pool of Serviced Loans or from a whole loan investor for whose Mortgage Loans the Seller is a Servicer pursuant to the Seller’s (or an Affiliate’s) obligation or election as Servicer to do so. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.

(16) That the Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person; provided that this provision shall not be construed or applied to disqualify a Purchased Loan simply because it was purchased by the Seller out of a pool of Serviced Loans or from a whole loan investor for whose Mortgage Loans the Seller is a Servicer pursuant to the Seller’s (or an Affiliate’s) obligation or election as Servicer to do so. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.

(17) Except qualifying Conforming Mortgage Loans, FHA Loans and VA Loans, that has a Cumulative Loan-to-Value Ratio greater than ninety percent (90%) and for qualifying Conforming Mortgage Loans, FHA Loans and VA Loans, that has a Cumulative Loan-to Value-Ratio greater than one hundred three percent (103%).

(18) That (i) is not a Conforming Mortgage Loan secured by a first Lien Mortgage, (ii) has a Cumulative Loan to-Value Ratio greater than eighty percent (80%) and (iii) is not guaranteed by VA, is not insured by FHA or private mortgage insurance provided by a provider acceptable to the Administrative Agent and the Syndication Agent (the Administrative Agent, Syndication Agent, Buyers and the Custodian may rely on the Seller’s representation and warranty in Section 15.3(n) as to whether this condition is satisfied for any such Purchased Loan).

(19) As to which any Disqualifier exists.

(20) Unless all of the Seller’s right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than the Seller’s right to repurchase the Purchased Loan hereunder.

(21) Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Schedule 15.3 are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date.

(22) If such Mortgage Loan is not a Conforming Mortgage Loan, Seller has materially changed Seller’s Underwriting Guidelines for such Mortgage Loan and the Administrative Agent and Syndication Agent have not approved such changes.

EXHIBIT F

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between                              (the “Assignor”) and U.S. BANK NATIONAL ASSOCIATION (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Master Repurchase Agreement identified below (as amended, the “Repurchase Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

Upon receipt by Assignor of the consideration described in Schedule 1 hereto, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Repurchase Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Buyer under the Repurchase Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and Swing Line Transactions included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Buyer) against any Person, whether known or unknown, arising under or in connection with the Repurchase Agreement, any other documents or instruments delivered pursuant thereto or the Transactions governed thereby or in any way based on or related to any of the foregoing, including Purchased Loans, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the undivided ownership interest in Purchased Loans and the other rights and obligations sold and assigned pursuant to clause (i) above (the undivided ownership interest in Purchased Loans and all other rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:	U.S. BANK NATIONAL ASSOCIATION
3.	Seller:	DHI MORTGAGE COMPANY, LTD.
4.	Administrative Agent:	U. S. Bank National Association, as the agent and representative of the Buyers under the Repurchase Agreement
5.	Repurchase Agreement:	The Master Repurchase Agreement dated as of March 27, 2008 among DHI Mortgage Company, Ltd., the Buyers parties thereto and U.S. Bank National Association, as Administrative Agent
6.	Assigned Interest:

Aggregate Amount of Commitment/Transactions for all Buyers	Amount of Commitment/Transactions Assigned	Percentage Assigned of Commitment/Transactions
$	$	%

Effective Date:                              , 20

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

By:
Title:

ASSIGNEE

U.S. BANK NATIONAL ASSOCIATION

By:
Title:

Consented to and Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

SCHEDULE I

ASSIGNMENT CONSIDERATION

$

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Repurchase Agreement or any other Repurchase Documents or the Transactions thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Repurchase Documents or any Transactions thereunder, (iii) the financial condition of the Seller, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Repurchase Documents or (iv) the performance or observance by the Seller, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Repurchase Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Buyer under the Repurchase Agreement, (ii) it satisfies the requirements, if any, specified in the Repurchase Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Buyer, (iii) from and after the Effective Date, it shall be bound by the provisions of the Repurchase Agreement as a Buyer thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Buyer thereunder, (iv) it has received a copy of the Repurchase Agreement, together with copies of the most recent financial statements referred to in Section 15.2(f) thereof or delivered pursuant to Section 16.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Buyer, and (v) if it is a Person that is organized under the Legal Requirements of any jurisdiction other than the United States of America or any State thereof, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Repurchase Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Repurchase Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Repurchase Documents are required to be performed by it as a Buyer.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of Repurchase Price, Price Differential, fees and other amounts) to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.